UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012 (June 29, 2012)

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☒	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On June 29, 2012, Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Bristol-Myers Squibb”), and B&R Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Bristol-Myers Squibb (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a price of $31.00 per Share, net to the seller in cash but subject to any required withholding taxes (the “Offer Price”).

The Merger Agreement provides that Merger Sub will commence the Offer within 7 business days after June 29, 2012, and that the Offer will remain open for at least 20 business days.

Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Bristol-Myers Squibb. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares that are held by Bristol-Myers Squibb, Merger Sub, the Company in treasury or stockholders exercising their appraisal rights under the Delaware General Corporation Law (the “DGCL”)) will be cancelled and converted into the right to receive the Offer Price in cash (without interest). The Company’s stockholders who do not tender their Shares will have appraisal rights under the DGCL.

On June 29, 2012, concurrently with the execution of the Merger Agreement, each of Daniel M. Bradbury, Mark G. Folleta, Orville G. Kolterman and Mark J. Gergen entered into a Tender and Support Agreement (the “Support Agreement”) with Bristol-Myers Squibb, Merger Sub and, solely with respect to certain sections thereof, Amylin. Collectively, these stockholders have ownership of an aggregate of 4,823,527 Shares (including Shares represented by vested and unvested options they hold), or approximately 3% of the Shares (taking into account, for purposes of determining the aggregate Shares, Amylin’s outstanding Shares and assuming the exercise of only the vested and unvested options held by the stockholders who entered into the Support Agreement).

If Merger Sub holds 90% or more of the outstanding Shares immediately following consummation of the Offer, the Company, Bristol-Myers Squibb and Merger Sub will take necessary and appropriate actions to effect a “short-form” merger under the DGCL as promptly as reasonably practicable without additional approval by the Company’s stockholders. Otherwise, the Company will hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

The obligation of Merger Sub to accept for payment and pay for Shares tendered into the Offer is subject to the satisfaction or waiver of a number of conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there being validly tendered into the Offer (and not properly withdrawn prior to any then scheduled expiration of the Offer) a number of Shares that constitutes at least a majority of the total number of the issued and outstanding Shares determined on a fully-diluted basis (such condition, the “Minimum Condition”). The Minimum Condition may be waived by Bristol-Myers Squibb or Merger Sub only with the prior written consent of the Company. The consummation of the Offer is not subject to any financing condition.

In addition, subject to the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only after Merger Sub has accepted and purchased Shares tendered in the Offer and on the terms and conditions set forth in the Merger Agreement, to purchase from the Company that number of Shares equal to the number of Shares that, when added to the number of Shares held by Bristol-Myers Squibb and Merger Sub at the time of the exercise of the Top-Up Option, will constitute one Share more than 90% of the total Shares then outstanding (determined after giving effect to the issuance of the Shares pursuant to the Top-Up Option).

The Merger Agreement includes customary representations, warranties and covenants of the Company, Bristol-Myers Squibb and Merger Sub. The Company has agreed to operate its business in the ordinary course until the earlier of the termination of the Merger Agreement and the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals.

The Merger Agreement also includes customary termination provisions for both the Company and Bristol-Myers Squibb and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, the Company must pay Bristol-Myers Squibb a termination fee of $160,000,000.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Pursuant to the Merger Agreement, Bristol-Myers Squibb has entered into an Assumption Agreement pursuant to which it has agreed to assume certain of the Company’s payments relating to a revenue sharing obligation under the Settlement and Termination Agreement entered into on November 7, 2011 with Eli Lilly and Company. The Assumption Agreement is further described below.

The Company’s 3.00% Convertible Senior Notes due 2014 will be treated in accordance with the terms of its Indenture and holders of these Notes will be notified of their repurchase and other rights pursuant to its terms.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Bristol-Myers Squibb, Merger Sub or any of their respective subsidiaries or affiliates.

The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company or Bristol-Myers Squibb. The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Assumption Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into an assumption agreement (the “Assumption Agreement”) with Bristol-Myers Squibb. Pursuant to the terms and conditions of the Assumption Agreement, Bristol-Myers Squibb agreed to assume, with effect as of the closing of the Offer, to satisfy, perform pay and discharge all of the Company’s obligations under (i) the settlement and termination Agreement, dated November 7, 2011, between the Company and Eli Lilly and Company (“Lilly”), (ii) the promissory note with Lilly with respect to the revenue sharing obligation, dated November 7, 2011 and (iii) the security agreement, dated November 7, 2011, by and among the Company, its wholly-owned subsidiary, Amylin Ohio LLC, and Lilly, pursuant to which Amylin and Amylin Ohio LLC granted to Lilly a security interest in certain intellectual property of the Company as collateral to secure the promissory note.

The foregoing description of the Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Assumption Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) will cause B&R Acquisition Company to file with the U.S. Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO. Investors and Amylin Pharmaceuticals, Inc. (“Amylin”) stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Amylin with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Bristol-Myers Squibb at www.bms.com or Office of the Corporate Secretary, 345 Park Avenue, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Amylin free of charge at www.amylin.com or by contacting Amylin Pharmaceuticals, Inc. at 9360 Towne Centre Drive, San Diego, California 92121, Telephone Number (858) 552-2200.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this report, including statements regarding the timing and the closing of the tender offer and merger transactions; the ability of Bristol-Myers Squibb to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that Amylin makes, including uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Amylin’s stockholders will tender their stock in the offer; the possibility that competing offers may be made; the possibility that various closing conditions to the transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; that there is a material adverse change of Amylin; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Amylin’s periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this report.

Any forward-looking statements speak only as of the date of this report and Amylin undertakes no obligation to publicly revise any such statements to reflect events or circumstances that arise after the date of this report. Amylin qualifies all of the information contained in this report, and particularly these forward-looking statements, by these cautionary statements.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2012, by and among Bristol-Myers Squibb Company, B&R Acquisition Company and Amylin Pharmaceuticals, Inc.

10.1	Assumption Agreement, dated as of June 29, 2012, by and between Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amylin Pharmaceuticals, Inc.

July 2, 2012	By:	/s/ HARRY J. LEONHARDT
	Name:	Harry J. Leonhardt
Senior Vice President, Legal and Compliance, and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2012, by and among Bristol-Myers Squibb Company, B&R Acquisition Company and Amylin Pharmaceuticals, Inc.

10.1	Assumption Agreement, dated as of June 29, 2012, by and between Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc.